SUMMIT HOTEL PROPERTIES, LLC

CONSOLIDATED FINANCIAL STATEMENTS

As of and for the six months ended June 30, 2010

SUMMIT HOTEL PROPERTIES, LLC

Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Managers
Summit Hotel Properties, LLC
Sioux Falls, South Dakota:

We have audited the accompanying consolidated balance sheet of Summit Hotel Properties, LLC and subsidiaries (the Company) as of June 30, 2010, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the six-month period ended June 30, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Summit Hotel Properties, LLC and subsidiaries as of June 30, 2010, and the results of their operations and their cash flows for the six-month period ended June 30, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Omaha, Nebraska
September 21, 2010

SUMMIT HOTEL PROPERTIES, LLC
CONSOLIDATED BALANCE SHEET
JUNE 30, 2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$11,326,378
Restricted cash	1,385,341
Trade receivables	4,416,070
Prepaid expenses and other	1,075,001
Total current assets	18,202,790

PROPERTY AND EQUIPMENT, NET	460,632,473

OTHER ASSETS
Deferred charges and other assets, net	4,971,985
Land held for sale	23,242,004
Other noncurrent assets	4,043,232
Restricted cash	615,692
Total other assets	32,872,913

TOTAL ASSETS	$511,708,176

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$134,392,600
Lines of credit	20,002,943
Accounts payable	1,144,639
Related party accounts payable	373,260
Accrued expenses	10,459,194
Total current liabilities	166,372,636

LONG-TERM DEBT, NET OF CURRENT PORTION	270,200,679

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY
Class A, 1,166.62 units issued and outstanding	57,219,292
Class A-1, 437.83 units issued and outstanding	33,685,897
Class B, 81.36 units issued and outstanding	1,389,790
Class C, 173.60 units issued and outstanding	(15,535,655)
Total Summit Hotel Properties, LLC members' equity	76,759,324
Noncontrolling interest	(1,624,463)
Total members' equity	75,134,861

TOTAL LIABILITIES AND MEMBERS' EQUITY	$511,708,176

See accompanying notes to consolidated financial statements.

SUMMIT HOTEL PROPERTIES, LLC
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010

REVENUES
Room revenues	$65,938,663
Other hotel operations revenues	1,273,783
67,212,446

COSTS AND EXPENSES
Direct hotel operations	23,026,426
Other hotel operating expenses	9,177,042
General, selling and administrative	12,097,062
Repairs and maintenance	2,074,168
Depreciation and amortization	13,521,822
59,896,520

INCOME FROM OPERATIONS	7,315,926

OTHER INCOME (EXPENSE)
Interest income	23,559
Interest (expense)	(12,701,101)
Gain (loss) on disposal of assets	(39,389)
(12,716,931)

NET INCOME (LOSS) BEFORE INCOME TAXES	(5,401,005)

STATE INCOME TAX (EXPENSE)	(228,185)

NET INCOME (LOSS)	(5,629,190)

NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	-

NET INCOME (LOSS) ATTRIBUTABLE TO SUMMIT HOTEL PROPERTIES, LLC	$(5,629,190)

BASIC AND DILUTED EARNINGS PER $100,000 CAPITAL UNIT	$(3,027.41)

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING FOR CALCULATION OF BASIC AND DILUTED EARNINGS PER CAPITAL UNIT (based on $100,000 investment)	1,859.41

See accompanying notes to consolidated financial statements.

SUMMIT HOTEL PROPERTIES, LLC
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2010

							Equity
	# of						Attributable to
	Capital						Noncontrolling
	Units	Class A	Class A-1	Class B	Class C	Total	Interest

BALANCES, JANUARY 1, 2010	1,859.41	$59,961,958	$34,244,056	$1,804,718	$(13,086,957)	$82,923,775	$(1,624,463)

Net income (loss)	-	(2,348,948)	(416,616)	(414,928)	(2,448,698)	(5,629,190)	-

Distributions to members	-	(393,718)	(141,543)	-	-	(535,261)	-

BALANCES, JUNE 30, 2010	1,859.41	$57,219,292	$33,685,897	$1,389,790	$(15,535,655)	$76,759,324	$(1,624,463)

See accompanying notes to consolidated financial statements.

SUMMIT HOTEL PROPERTIES, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2010

OPERATING ACTIVITIES
Net income (loss)	$(5,629,190)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	13,521,822
Amortization of prepaid lease	23,700
(Gain) loss on disposal of assets	39,389
Changes in current assets and liabilities:
Trade receivables	(1,807,872)
Prepaid expenses and other	341,479
Accounts payable and related party accounts payable	(64,614)
Accrued expenses	1,277,181
Restricted cash released (funded)	369,712

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	8,071,607

INVESTING ACTIVITIES
Land and hotel acquisitions and construction in progress	(604,232)
Purchases of other property & equipment	(1,018,274)
Proceeds from asset dispositions, net of closing costs	7,246
Restricted cash released (funded)	(284,502)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,899,762)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	3,348,350
Principal payments on long-term debt	(3,479,721)
Financing fees on long-term debt	(963,060)
Proceeds from issuance of notes payable and line of credit	-
Principal payments on notes payable and line of credit	(1,455,000)
Proceeds from equity contributions	-
Distributions to members	(535,261)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(3,084,692)

NET CHANGE IN CASH AND CASH EQUIVALENTS	3,087,153

CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD	8,239,225

CASH AND CASH EQUIVALENTS END OF PERIOD	$11,326,378

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash payments for interest	$12,357,600

Cash payments for state income taxes	$51,386

See accompanying notes to consolidated financial statements.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 1 -   PRINCIPAL ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Summit Hotel Properties, LLC, “the Company”, (a South Dakota limited liability company) was organized January 8, 2004, and is engaged in the business of developing, owning and operating hotel properties.

The Company has agreements for the use of various trade names, trademarks and service marks which include Carlson Hospitality, Choice Hotels International, Hilton Hotel Corporation, Intercontinental Hotels Group, Hyatt Hotel Corporation and Marriott International.  The Company also owns and operates one independent non-franchised hotel.  As of June 30, 2010, the Company owned and managed 65 hotels, representing approximately 6,533 rooms located in 19 states.  The Company’s hotel properties are located throughout various regions of the United States.  Hotels operating in any given region are potentially susceptible to adverse economic and competitive conditions as well as unique trends associated with that particular region.  The potential adverse affect of such conditions on the Company’s business, financial position, and results of its operations is mitigated due to the diversified locations of the Company’s properties.   The Company has only one operating segment.

Basis of Presentation and Consolidation

The Company is a 49% owner and the primary beneficiary of Summit Group of Scottsdale, AZ, LLC (“Scottsdale”), which qualifies as a variable interest entity.  Accordingly, the financial position and results of operations and cash flows of Scottsdale have been included in the accompanying consolidated financial statements.  The entity was formed for the purpose of purchasing two hotel properties in Scottsdale, AZ and its activities primarily relate to owning and operating those two hotel properties.  As of June 30, 2010 and for the six months then ended, Scottsdale had assets of $20,573,594, liabilities of $14,419,554, revenues of $3,595,093, and expenses of $2,918,698. Included in the consolidated assets are assets as of June 30, 2010 totaling $18,288,832 which represent collateral for obligations of Scottsdale.  The Company’s maximum exposure to loss is $6,154,040.  Apart from that amount, creditors and the beneficial holders of Scottsdale have no recourse to the assets or general credit of the Company.  All significant intercompany balances and transactions have been eliminated in consolidation.  The Company is a Class A Member and receives a 10% priority distribution on its capital contribution before distributions to other classes.  Class A members may also receive additional operating distributions based on their Sharing Ratio.  These additional distributions are determined by the managing member and are based on excess cash from operations after normal operating expenses, loan payments, priority distributions, and reserves.  Any income generated by the LLC is first allocated to Class A members up to the 10% priority return.

The Company has adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation.   Topic 810 requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE for consolidation purposes. The primary beneficiary of a VIE is the enterprise that has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and also has the obligation to absorb the losses of the VIE that could potentially be significant to the VIE or the right to receive benefits of the VIE that could potentially be significant to the VIE. The provisions of Topic 810 were effective January 1, 2010.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

Beginning on October 1, 2004, the Company considered its interest in Summit Group of Scottsdale, AZ, LLC a VIE in which the Company is the primary beneficiary.  As per the provisions of Topic 810, the Company’s interest in the VIE has been included in the accompanying consolidated financial statements.

The Company is the 100% owner of several special purpose entities which were established due to various lending requirements.  These entities include Summit Hospitality I, LLC; Summit Hospitality II, LLC; Summit Hospitality III, LLC; Summit Hospitality IV, LLC; and Summit Hospitality V, LLC.  All assets, liabilities, revenues, and expenses of these wholly-owned subsidiaries are reflected in the consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At times, cash on deposit may exceed the federally insured limit. The Company maintains its cash with high credit quality financial institutions. Due to the financial institution crisis and economic downturn that occurred in the second half of 2008, management has assessed the risks of each of the financial institutions where the Company has deposits in excess of insured limits and believes the risk of loss to still be minimal.

Receivables and Credit Policies

Trade receivables are uncollateralized customer obligations resulting from the rental of hotel rooms and the sales of food, beverage, catering and banquet services due under normal trade terms requiring payment upon receipt of the invoice.  Trade receivables are stated at the amount billed to the customer and do not accrue interest.  Customer account balances with invoices dated over 60 days old are considered delinquent.  Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The Company reviews the collectability of receivables monthly.  A provision for losses on receivables is determined on the basis of previous loss experience and current economic conditions.  Since there were no material uncollectible receivables, no allowance for doubtful accounts was recorded as of June 30, 2010.  The Company incurred bad debt expense of $19,596 for six months ended June 30, 2010.

Property and Equipment

Buildings and major improvements are recorded at cost and depreciated using the straight-line method over 27 to 40 years, the estimated useful lives of the assets.  Hotel equipment, furniture and fixtures are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets of 2 to 15 years.    The Company periodically re-evaluates fixed asset lives based on current assessments of remaining utilization that may result in changes in estimated useful lives.  Such changes are accounted for prospectively and will increase or decrease depreciation expense.  Depreciation expense from continuing operations for the six months ended June 30, 2010 totaled $13,521,822.  Expenditures that materially extend a property’s life are capitalized.  These costs may include hotel refurbishment, renovation and remodeling expenditures.  Normal maintenance and repair costs are expensed as incurred.  When depreciable property is retired or disposed of, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is reflected in current operations.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

Capitalized Development and Interest Costs

The Company capitalizes all hotel development costs and other direct overhead costs related to the purchase and construction of hotels.  Additionally, the Company capitalizes the interest costs associated with constructing new hotels.  Capitalized development, direct overhead and interest are depreciated over the estimated lives of the respective assets.  Organization and start-up costs are expensed as incurred.  For the six months ended June 30, 2010, the Company capitalized interest of $0.

Assets Held for Sale

Properties are classified as other noncurrent assets when management determines that they are excess and intends to list them for sale.  These assets are recorded at the lower of cost or fair value less costs to sell and consist of land and related improvements at June 30, 2010.  Properties are classified as assets held for sale when they are under contract for sale, or otherwise probable that they will be sold within the next twelve months.

Long-Lived Assets and Impairment

The Company applies the provisions of FASB ASC 360, Property Plant and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  FASB ASC 360 requires a long-lived asset to be sold to be classified as “held for sale” in the period in which certain criteria are met, including that the sale of the asset within one year is probable and recorded at the lower of its carrying amount or fair value less costs to sell.  FASB ASC 360 also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported in discontinued operations if the operations and cash flows of the component have been or will be eliminated from the Company’s ongoing operations.

The Company periodically reviews the carrying value of its long-term assets in relation to historical results, current business conditions and trends to identify potential situations in which the carrying value of assets may not be recoverable.  If such reviews indicate that the carrying value of such assets may not be recoverable, the Company would estimate the undiscounted sum of the expected cash flows of such assets to determine if such sum is less than the carrying value of such assets to ascertain if an impairment exists.  If an impairment exists, the Company would determine the fair value by using quoted market prices, if available for such assets, or if quoted market prices are not available, the Company would discount the expected future cash flows of such assets and adjust the carrying amount to fair value.

Deferred Charges

These assets are carried at cost and consist of deferred financing fees and initial franchise fees.  Costs incurred in obtaining financing are capitalized and amortized on the straight-line method over the term of the related debt, which approximates the interest method. Initial franchise fees are capitalized and amortized over the term of the franchise agreement using the straight-line method.  Amortization expense from continuing operations for the six months ended June 30, 2010 totaled $819,261.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

Restricted Cash

Restricted cash consists of certain funds maintained in escrow for property taxes, insurance and certain capital expenditures.  Funds may be disbursed from the account upon proof of expenditures and approval from the lenders.

Income Taxes

Summit Hotel Properties, LLC is a limited liability company and, as such, all federal taxable income of the limited liability company flows through and is taxable to the members of the Company.  The Company has adopted the provisions of FASB ASC 740, Income Taxes, on January 1, 2009. The implementation of this standard had no impact on the financial statements. As of both the date of adoption and as of June 30, 2010, there were no unrecognized tax benefits.

The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred.  The Company is no longer subject to Federal tax examinations by tax authorities for years before 2006.

The Company has elected to pay state income taxes at the Company level in all of the states in which it does business.  The Company’s estimated state income tax expenses at current statutory rates were $228,185 for the six months ended June 30, 2010.

Members’ Capital Contributions and Profit and Loss Allocations

The Company is organized as a limited liability company and can issue to its members Class A, Class A-1, Class B and Class C units.

Approximate sharing ratios for the six months ended June 30, 2010 are as follows:

Class A	42%
Class A-1	7
Class B	7
Class C	44

100%

The limited liability company operating agreement provides that net profits are allocated to cover a 10% priority return to Class A members, 8% priority return to Class A-1 members, then the balance is allocated based on sharing ratios.  Net losses are allocated to members based on sharing ratios.

These members receive an 8-10% priority return on their capital contributions before distributions to other classes.  Class A and A-1 members may also receive additional operating distributions based on their Sharing Ratio.  These additional distributions are determined by the managing member and are based on excess cash from operations after normal operating expenses, loan payments, priority distributions, and reserves.  Class A and A-1 members have voting rights on creation of new classes of membership, amendments to the Articles of Organization, and dissolution of the Company.  Class B members do not have voting rights and receive distributions in accordance with their Sharing Ratio after Class A and A-1 members have received their priority return.  The Class C member is The Summit Group, Inc. (SGI), a related party.  SGI has limited voting rights, in addition to the right to appoint members to the Board.  SGI, however, has significant authority to manage the hotel properties and acts as the Company’s Manager.  SGI receives distributions in accordance with its Sharing Ratio after Class A and A-1 members have received their priority return.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

Costs paid for syndication are charged directly to equity against the proceeds raised.  The Company’s operating agreement contains extensive restrictions on the transfer of membership interests.  In addition, the transferability of membership interests is restricted by federal and state law.  The membership interests may not be offered, sold, transferred, pledged, or hypothecated to any person without the consent of The Summit Group, Inc., a related party and 44% owner of the Company through its holding of 57.6% and 100% of the outstanding Class B and Class C units, respectively.

Earnings per Capital Unit

For purposes of calculating basic earnings per capital unit, capital units issued by the Company are considered outstanding on the effective date of issue and are based on a $100,000 capital unit.

Noncontrolling Interests

Summit Group of Scottsdale, AZ, LLC has made distributions to noncontrolling members in excess of income allocations to those members.  Their excess is reflected in the consolidated balance sheet.

Concentrations of Credit Risk

The Company grants credit to qualified customers generally without collateral, in the form of accounts receivable. The Company believes its risk of loss is minimal due to its periodic evaluations of the credit worthiness of the customers.

Advertising and Marketing Costs

The Company expenses all advertising and marketing costs as they are incurred.  Total costs for the six months ended June 30, 2010 were $4,769,629. Of this total cost, $397,812 represented general advertising expense for the six months ended June 30, 2010 and $4,371,817  represented national media fees required by the hotel franchise agreements for the six months ended June 30, 2010.  These costs are reported as components of general, selling and administrative costs in the accompanying consolidated statement of operations.

Sales Taxes

The Company has customers in states and municipalities in which those governmental units impose a sales tax on certain sales. The Company collects those sales taxes from its customers and remits the entire amount to the various governmental units. The Company’s accounting policy is to exclude the tax collected and remitted from revenues.

Revenue Recognition

The Company’s hotel revenues are derived from room rentals and other sources, such as charges to guests for long-distance telephone service, fax machine use, movie and vending commissions, meeting and banquet room revenue, restaurant and bar revenue, and parking and laundry services.  The Company recognizes hotel revenue on a daily basis based on an agreed upon daily rate after the guest has stayed at one of its hotels for a day, used its lodging facilities and received related lodging services and amenities.  The Company believes that the credit risk with respect to trade receivables is limited, because approximately 90% of the Company’s revenue is related to credit card transactions, which are typically reimbursed within 2-3 days.  Reserves for any uncollectible accounts, if material, are established for accounts that age beyond a predetermined acceptable period.  The Company had not recorded any such reserves at June 30, 2010.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

Adoption of New Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS No. 167”), codified under Topic 810. Topic 810 requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE for consolidation purposes. The primary beneficiary of a VIE is the enterprise that has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and also has the obligation to absorb the losses of the VIE that could potentially be significant to the VIE or the right to receive benefits of the VIE that could potentially be significant to the VIE. The provisions of Topic 810 were effective January 1, 2010. The adoption of Topic 810 did not have a material impact on the consolidated financial statements.

In January 2010, the Financial Accounting Standards Board (FASB) issued an update (ASU No. 2010-06) to Accounting Standards Codification (ASC) 820, Fair Value Measurements and Disclosures, to improve disclosure requirements regarding transfers, classes of assets and liabilities, and inputs and valuation techniques.  This update is effective for interim and annual reporting periods beginning after December 15, 2009.  The Company adopted this ASC update on January 1, 2010, and it had no material impact on the consolidated financial statements.

Future Adoption of Accounting Pronouncements

Certain provisions of ASU No. 2010-06 to ASC 820, Fair Value Measurements and Disclosures, related to separate line items for all purchases, sales, issuances, and settlements of financial instruments valued using Level 3 are effective for fiscal years beginning after December 15, 2010.  The Company does not believe that this adoption will have a material impact on the financial statements or disclosures.

Fair Value

Effective January 1, 2008, the Company adopted FASB ASC 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.    FASB ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and lowest priority to unobservable inputs (Level 3).  The three levels of the fair value hierarchy under Topic 820 are described below:

Level 1 – Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the asset or the liability; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

Level 3 – Unobservable inputs reflecting the Company’s own assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonable available.

Our estimates of the fair value of financial instruments as of June 30, 2010 were determined using available market information and appropriate valuation methods, including discounted cash flow analysis.  Considerable judgment is necessary to interpret market data and develop estimated fair value.  The use of different market assumptions or estimation methods may have a material effect on the estimated fair value amounts.

The Company’s financial instruments consist primarily of cash and cash equivalents, trade receivables, accounts payable, and debt obligations.  The fair values of cash and cash equivalents, trade receivables, and accounts payable approximate their carrying values due to the short-term nature of these instruments.

At June 30, 2010, the Company’s long-term debt obligations consisted of fixed and variable rate debt that had a carrying value of $424,596,222 and a fair value, based on current market interest rates of $407,576,082.  The Company has classified their long-term debt instruments as Level 2 in the hierarchy of FASB ASC 820 described above.  The Company estimates the fair value of its fixed rate debt by discounting the future cash flows of each instrument at estimated market rates consistent with the maturity of the debt obligation with similar terms.

NOTE 2 -       PREPAID EXPENSES AND OTHER

Prepaid expenses and other at June 30, 2010 are comprised of the following:

Prepaid insurance expense	$499,452
Other prepaid expenses	575,549

$1,075,001

NOTE 3 -       PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2010 are comprised of the following:

Land	$73,411,913
Hotel buildings and improvements	391,431,377
Furniture, fixtures and equipment	88,059,171
552,902,461
Less accumulated depreciation	(92,269,988)

$460,632,473

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 4 -       ASSETS HELD FOR SALE

As a part of regular policy, the Company periodically reviews hotels based on established criteria such as age of hotel property, type of franchise associated with hotel property, and adverse economic and competitive conditions in the region surrounding the property.

The Company performed a comprehensive review of its investment strategy and of its existing hotel portfolio to identify properties which the Company believes are either non-core or no longer complement the business.  As of June 30, 2010, the Company had no hotels held for sale. The Company has committed to sell eight parcels of land that were originally purchased for development and thus, those parcels of land are recorded as assets held for sale as of June 30, 2010.

Assets held for sale at June 30, 2010 are comprised of the following:

Land	$23,242,004

NOTE 5 -       OTHER NONCURRENT ASSETS

Other noncurrent assets at June 30, 2010 are comprised of the following:

Prepaid land lease	$3,611,895
Seller financed notes receivable	431,337

$4,043,232

NOTE 6 -       ACQUISITIONS

The Company accounts for its acquisitions of hotels as a business combination under the acquisition method of accounting.  Acquisition costs are expensed as incurred.  The Company allocates the cost of the acquired entity to the assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. To determine fair value of the various components acquired, the Company engages independent valuation consultants and other third-party real-estate appraisals as necessary.  The Company allocates the purchase price of the acquired property based upon the relative fair values of the various components.  The excess of the cost of the acquisition over the fair value will be assigned to intangible assets if the intangible asset is separable and if it arises from a contractual or other legal right.  Any remaining excess of the cost of acquisition over fair values assigned to separable assets is recognized as goodwill.

The Company’s strategy is to pursue the acquisition of additional hotels under the investment parameters established in the Company’s Operating Agreement.  The Company has made no acquisitions during the six months ended June 30, 2010.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 7 -       DEFERRED CHARGES AND OTHER ASSETS

Deferred charges and other assets at June 30, 2010  are comprised of the following:

Initial franchise fees	$2,596,042
Deferred financing costs	9,167,063
11,763,105
Less accumulated amortization	(6,791,120)

Total	$4,971,985

Future amortization expense is expected to be approximately:

2010	$736,261
2011	1,174,959
2012	672,118
2013	357,098
2014	300,868
Thereafter	1,730,681

$4,971,985

NOTE 8 -       RESTRICTED CASH

Restricted cash at June 30, 2010 is comprised of the following:

	Property		FF&E
Financing Lender	Taxes	Insurance	Reserves	Total

Wells Fargo (Lehman)	$330,339	$360,402	$615,692	$1,306,433
National Western Life	187,070	-	-	187,070
Bank of the Ozarks	99,989	-	-	99,989
Capmark (ING)	271,040	-	-	271,040
Capmark (ING)	60,126	-	-	60,126
Capmark (ING)	38,157	-	-	38,157
Capmark (ING)	38,218	-	-	38,218

	$1,024,939	$360,402	$615,692	$2,001,033

The Company has financing arrangements under which an agreed upon percentage of gross income is required to be deposited into a special reserve account for future replacements of furniture, fixtures and equipment.  Some financing arrangements also include provisions that restricted cash must be maintained in escrow for property taxes and insurance.  Funds may be disbursed from the account upon proof of expenditures and approval from the lender.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 9 -       ACCRUED EXPENSES

Accrued expenses at June 30, 2010 are comprised of the following:

Accrued sales and other taxes	$5,521,919
Accrued salaries and benefits	1,561,734
Accrued interest	1,647,499
Other accrued expenses	1,728,042

$10,459,194

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 10 -     DEBT OBLIGATIONS

The Company's debt obligations at June 30, 2010 are as follows:

			Interest	Maturity	Amount
Payee			Rate	Date	Outstanding

Lehman Brothers Bank	a	)	Fixed (5.4025%)	1/11/2012	$77,913,380

ING Investment Management	b	)	Fixed (5.60%)	1/1/2012	29,503,380
	c	)	Fixed (6.10%)	7/1/2012	29,877,346
	d	)	Fixed (6.61%)	11/1/2013	6,325,705
	e	)	Fixed (6.34%)	7/1/2012	8,011,330
					73,717,761

National Western Life Insurance	f	)	Fixed (8.0%)	1/1/2015	13,835,711

Chambers Bank	g	)	Fixed (6.5%)	6/24/2012	1,635,562

Bank of the Ozarks	h	)	Variable (6.75% at 06/30/10)	6/29/2012	6,444,447

MetaBank	i	)	Variable (5.0% at 06/30/10)	3/1/2012	7,394,601

BNC National Bank	j	)	Fixed (5.01%)	11/1/2013	5,816,226
	k	)	Variable (3.0% at 06/30/10)	4/1/2016	5,814,136
					11,630,362

Marshall & Ilsley Bank	l	)	Variable (4.25% at 06/30/10)	12/31/2010	9,895,727
				12/31/2010	11,524,451
					21,420,178

General Electric Capital Corp.	m	)	Variable (2.29% at 06/30/10)	4/1/2018	8,903,246
	n	)	Variable (2.34% at 06/30/10)	3/1/2019	11,209,795
	o	)	Variable (3.09% at 06/30/10)	4/1/2014	11,345,055
					31,458,096

Fortress Credit Corp.	p	)	Variable (10.75% at 06/30/10)	3/5/2011	85,419,143

First National Bank of Omaha	q	)	Variable (5.5% at 06/30/10)	7/24/2010	20,400,000

First National Bank of Omaha	q	)	Fixed (5.25%)	7/1/2013	15,791,221

First National Bank of Omaha	q	)	Fixed (5.25%)	2/1/2014	8,684,124

Bank of Cascades	r	)	Variable (6.0% at 06/30/10)	9/30/2011	12,623,347

Compass Bank	s	)	Variable (4.5% at 06/30/10)	5/17/2018	16,225,346

Total long-term debt					404,593,279

Less current portion					(134,392,600)

Total long-term debt, net of current portion					$270,200,679

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

a) In 2004, the Company secured a permanent loan with Lehman Brothers Bank secured by 27 of our hotels in the amount of $88,000,000.  The interest rate is fixed at 5.4% and the loan matures in January 2012.  The monthly principal and interest payment is $535,285.

b) In 2005, the Company obtained a permanent loan with ING Investment Management secured by six of our hotels in the amount of $34,150,000.  This loan carries an interest rate of 5.6% and matures in July 1, 2025, with options for the lender to call the note beginning in 2012 upon six months prior notice.  Proceeds were used to refinance other short and long-term debt related to the secured hotels.  The monthly principal and interest payment is $236,843.

c) In 2006, the Company obtained a permanent loan with ING Investment Management secured by nine of our hotels in the amount of $36,600,800.  This loan carries an interest rate of 6.1% and matures in July 2012.  Proceeds were used to refinance other short and long-term debt related to the secured hotels.  The monthly principal and interest payment is $243,328.

d) On November 1, 2006, the Company entered into a loan with ING Investment Management.  The loan was for construction of the Residence Inn in Jackson, MS.  The loan for $6,600,000 has a fixed rate of 6.61% and a maturity date of November 1, 2028, with a call option on November 1, 2013.  The monthly principal and interest payment is $49,621.

e) On December 22, 2006, the Company entered into a loan with ING Investment Management for the construction of the Hilton Garden Inn in Ft. Collins, CO.  The loan was for $8,318,000 and has a fixed rate of 6.34% and matures on July 1, 2012.  The monthly principal and interest is $61,236.

f) On December 8, 2009, the Company entered into two loans with National Western Life Insurance Company in the amounts of $8,650,000 and $5,350,000 to refinance the JP Morgan debt on the two Scottsdale, AZ hotels.  The loans carry a fixed rate of 8.0% and mature on January 1, 2015.  The monthly principal and interest payment is $125,756.

g) In 2003, the Company entered into a loan with Chambers Bank to purchase the Aspen Hotel in Ft. Smith, AR.  The loan carries a fixed rate of 6.5% and matures on June 24, 2012.  The monthly principal and interest payment is $15,644.

h) On June 29, 2009, the Company entered into a loan with Bank of the Ozarks in the amount of $10,816,000 to fund the hotel construction located in Portland, OR.  The loan carries a variable interest rate of 90 day LIBOR plus 400 basis points with a floor of 6.75% and matures on June 29, 2012. The loan requires interest only payments monthly until 2011.

i) On March 10, 2009, the Company entered into a loan modification agreement with MetaBank in the amount of $7,450,000 on the Boise, ID Cambria Suites.  The loan modification extended the maturity date to March 1, 2012.  The loan has a variable interest rate of Prime, with a floor of 5%.  The monthly principal and interest is $30,811.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

j) On May 10, 2006, the Company entered into a loan with BNC National Bank in the amount of $7,120,000 to fund construction of the Hampton Inn in Ft. Worth, TX.  The loan has a fixed rate of 5.01% and matures on November 1, 2013.  The monthly principal and interest payment is $40,577.

k) On October 1, 2008, the Company entered into a loan with BNC National Bank in the amount of $6,460,000 to fund the land acquisition and hotel construction of the Holiday Inn Express located in Twin Falls, ID.  The loan carries a variable interest rate of Prime minus 25 basis points and matures April 1, 2016.  The loan requires interest only payments monthly.

l) On July 25, 2006, the Company secured two semi-permanent loans from M&I Bank to finance construction of the Cambria Suites and Hampton Inn in Bloomington, MN.  The maximum principal available was $24,500,000.  The variable interest rate loan is based on LIBOR plus 255 basis points.  The loans mature on December 31, 2010.  The loan requires interest only payments monthly.

m) On April 30, 2007, the Company entered into a loan with General Electric Capital Corporation in the amount of $9,500,000 to fund the land acquisition on hotel construction located in Denver, CO.  The loan carries a variable interest rate of LIBOR plus 175 basis points and matures December 1, 2017.  The monthly principal and interest payment is $53,842.

n) On August 15, 2007, the Company entered into a loan with General Electric Capital Corporation in the amount of $11,300,000 to fund construction of the Cambria Suites in Baton Rouge, LA.  The loan carries a variable interest rate of LIBOR plus 180 basis points and matures in March 2019.  The monthly principal and interest payment is $49,709.

o) On February 29, 2008, the Company entered into a loan with General Electric Capital Corporation in the amount of $11,400,000 to fund the land acquisition and hotel construction located in San Antonio, TX.  The loan carries a variable interest rate of 90 day LIBOR plus 255 basis points and matures in April, 2014.  The monthly principal and interest payment is $54,639.

p) On March 5, 2007, the Company closed on a loan with Fortress Credit Corporation to refinance the debt on several construction projects and provide equity for the acquisition, development and construction of additional real estate and hotel properties.  The loan is in the amount of $99,700,000.  The current balance on this note is $85,419,143 and carries a variable interest rate of 30-day LIBOR plus 875 basis points.  The maturity date of the note is March 5, 2011. The recent extension was for a period of one year, with an option for an additional six month extension contingent on meeting certain requirements. The loan requires interest only payments monthly.

q)  The Company has a credit pool agreement with the First National Bank of Omaha providing the Company with medium-term financing.  The agreement allows for two-year interest only notes and five-year amortizing notes, for which the term of an individual note can extend beyond the term of the agreement.  Interest on unpaid principal is payable monthly at a rate LIBOR plus 4.0% and a floor of between 5.25% and 5.50%.  The three notes totaling $20,400,000 matured on July 24, 2010 and required interest only payments.  The maturity date has been extended to July 31, 2011 pursuant to an amendment to the loan agreement.  The two notes totaling $15,791,221 require monthly principal and interest payments of $105,865.  The note for $8,684,124 requires a monthly principal and interest payment of $46,072.

r) On October 3, 2008, the Company entered into a loan with Bank of the Cascades in the amount of $13,270,000 to fund the land acquisition and hotel construction of the Residence Inn located in Portland, OR.  The loan carries a variable interest rate of Prime, with a floor of 6%, and matures September 30, 2011.  The loan requires interest only payments monthly.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

s) On September 17, 2008, the Company entered into a loan with Compass Bank in the amount of $19,250,000 to fund the land acquisition and hotel construction of the Courtyard by Marriott located in Flagstaff, AZ.  The loan carries a variable interest rate of Prime minus 25 basis points, with a floor of 4.5%, and matures May 17, 2018.  The loan requires interest only payments monthly.

As of June 30, 2010, the Company has approximately $134,392,600 in long-term notes due in the next twelve months, of which $127,239,321 represents maturing debt and $7,153,279 represents other scheduled principal payments.  We intend to pay scheduled principal payments with available cash flow from operations.  In addition, we intend to repay each of the loans with proceeds from our initial public offering (Note 17); however, if the offering does not take place, we intend to either refinance or extend the terms of those debt instruments maturing in the next twelve months.

Maturities of long-term debt for each of the next five years are estimated as follows:

2010	$134,392,600
2011	139,340,300
2012	39,522,700
2013	48,129,200
2014	15,476,700
Thereafter	27,731,779

$404,593,279

At June 30, 2010, the Company owned 65 hotel properties that were pledged as collateral on various credit agreements, as well as accounts receivable and intangible assets. Some of the credit agreements were also guaranteed by the affiliated members of the Company and certain affiliated entities. Significant covenants in the credit agreements require the Company to maintain minimum debt service coverage ratios.  The weighted average interest rate for all borrowings was 5.78% at June 30, 2010.

NOTE 11 -     LINES OF CREDIT AND NOTES PAYABLE

The Company has a line-of-credit agreement with the First National Bank of Omaha providing the Company with short-term financing up to $20,002,943.  Interest on unpaid principal is payable monthly at a rate equal to LIBOR plus 4.0%, with a floor of 5.5%.  The amount of outstanding on this line-of-credit was $20,002,943 at June 30, 2010, which also represents the maximum amount of borrowings during the year.  This line-of-credit is secured by a mortgage on the specific hotels financed. The maturity date has been extended to July 31, 2011 for approximately $8.6 million pursuant to an amendment to the loan agreement. Approximately $11,358,000 of debt due to First National Bank of Omaha is due June 8, 2011, pursuant to an amendment to the loan agreement executed on August 15, 2010.  We expect to execute an agreement with the lender which would allow an extension of the maturity date to July 31, 2011.

NOTE 12 -     MEMBERS’ EQUITY

The Company was formed on January 8, 2004.  As specified in the Company’s Operating Agreement, the Company has four classes of membership capital units authorized:  Class A, A-1, B and C.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

NOTE 13 -     FRANCHISE AGREEMENTS

The Company operates hotels under franchise agreements with various hotel chains expiring through 2025. The franchise agreements are for 3-20 year terms. Under the franchise agreements, the Company pays royalties of 2.5% to 5.0% of room revenues and national advertising and media fees of 3% to 4% of total room revenues.

For the six months ended June 30, 2010, the Company incurred royalties of $2,978,386 and advertising and national media fees of $4,371,817.

The franchise agreements include restrictions on the transfer of the franchise licenses and the sale or lease of the hotel properties without prior written consent of the franchisor.

NOTE 14 -     BENEFIT PLANS

The Company has a qualified contributory retirement plan (the Plan), under Section 401(k) of the Internal Revenue Code which covers all full-time employees who meet certain eligibility requirements. Voluntary contributions may be made to the Plan by employees.  The Plan was changed to a Safe Harbor Plan effective for the 2008 calendar year.  This Plan requires a mandatory employer contribution.   The plan was converted back to a discretionary match during the fourth quarter 2009.  Therefore, the employer contributions expense for 2009 was $116,020 and $0 for 2010.

NOTE 15 -     COMMITMENTS AND CONTINGENCIES

The Company leases land for two of its Ft. Smith properties under the terms of operating ground lease agreements expiring August 2022 and May 2030.  The Company has options to renew the other leases for periods that range from 5-30 years.  The Company has prepaid land leases on the Portland hotels with a remaining balance of $3,611,895 on June 30, 2010.  These leases expire in June 2084.  Total rent expense for these leases for the six months ended June 30, 2010 was $118,737.

Approximate future minimum rental payments for noncancelable operating leases in excess of one year are as follows:

2010	$118,738
2011	241,855
2012	246,366
2013	251,012
2014	255,798
Thereafter	7,112,864

$8,226,633

NOTE 16 -     RELATED PARTY TRANSACTIONS

Pursuant to management agreements, The Summit Group, Inc. (a related party through common ownership and management control) provides management and accounting services for the Company.  The agreements provide for the Company to reimburse The Summit Group, Inc. for its actual overhead costs and expenses relating to the managing of the hotel properties.  At no time will the reimbursed management expenses exceed 4.5% of annual gross revenues.  At June 30, 2010, the Company had accounts payable of $322,240 to The Summit Group, Inc. The Company cannot remove The Summit Group, Inc. as its manager except for cause as specified in the agreements.

SUMMIT HOTEL PROPERTIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010

For the six months ended June 30, 2010, the Company paid reimbursed management expenses of $1,610,980 and reimbursed accounting services of $328,950.  The Company also reimbursed maintenance and purchasing services of $103,522 for the six months ended June 30, 2010.    These expenses are reflected within the general, selling and administrative section of the statement of operations.

As of June 30, 2010, the Company had accounts payable to The Summit Group, Inc. for $51,020 relating to reimbursement and development expenses for new hotel properties, respectively.

NOTE 17 -     SUBSEQUENT EVENTS

On August 9, 2010, Summit Hotel OP, LP filed with the Securities and Exchange Commission (SEC) a Form S-4 seeking to register its securities and Summit Hotel Properties, Inc. filed with the SEC a Form S-11 seeking to register its securities.  As described in these registration statements, upon receipt of proper approval from the Company’s Class A, Class A-1 and Class C members, and third parties whose approval may be required, the Company plans to merge with and into Summit Hotel OP, LP.  Summit Hotel OP, LP will be the operating partnership for Summit Hotel Properties, Inc., a hotel real estate investment trust (REIT).  Summit Hotel Properties, Inc. intends to list its stock with the New York Stock Exchange.  If these transactions are approved and completed as described in the registration statements, the successor company will have improved access to capital through the public trading markets.